Exhibit 4.4

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.

6011 Connection Drive

Irving, Texas 75039

June 19, 2017

Meridian Waste Solutions, Inc.

Here to Serve – Missouri Waste Division, LLC

Here to Serve – Georgia Waste Division, LLC

Meridian Land Company, LLC

Meridian Waste Operations, Inc.

Christian Disposal, LLC

FWCD, LLC

The CFS Group, LLC

The CFS Group Disposal & Recycling, LLC

RWG5, LLC

Meridian Waste Missouri, LLC

Meridian Innovations, LLC

12540 Broadwell Road

Suite 1203

Milton, GA 30004

Attention: Jeff Cosman

Extension Letter

Ladies and Gentlemen:

We refer to that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Meridian Waste Solutions, Inc., the other Credit Parties party thereto, the lenders from time to time party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent (in such capacity, “Administrative Agent”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Extension and Waiver

As of June 9, 2017, at your request, the Administrative Agent and Lenders hereby:

(1)	agree that each reference to “May 31, 2017” set forth in paragraphs 1 and 2 of Section C of that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of April 28, 2017, by and among the Administrative Agent, Holdings and the Companies, shall be changed from “May 31, 2017” to “June 30, 2017”;

(2)	waive the Event of Default that has occurred and is continuing under Section 8.1(c) of the Credit Agreement due to the failure to deliver financial statements for the month ending April 30, 2017 on or prior to the date required under Section 5.1(a) of the Credit Agreement, and extend the date for the delivery of financial statements for the month ending April 30, 2017 to June 30, 2017 (or to such later date as agreed to in writing (including by email) by the Administrative Agent in its sole discretion);

(3)	agree that, for the avoidance of doubt, the date for delivery of financial statements under Section 5.1(a) of the Credit Agreement for the month ending May 31, 2017 is June 30, 2017 (or to such later date as agreed to in writing (including by email) by the Administrative Agent in its sole discretion); and

(4)	waive the Event of Default that has occurred and is continuing under Section 8.1(c) of the Credit Agreement due to the failure of Holdings to maintain a Consolidated Liquidity of at least $1,000,000 as of any date on or prior to March 31, 2017, as required by Section 6.8(f) of the Credit Agreement.

Amendment

At your request, in accordance with Section 10.5 of the Credit Agreement, the Administrative Agent and Lenders agree that Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Consolidated Total Debt” in its entirety with the following:

“Consolidated Total Debt” means, as at any date of determination, the aggregate amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis; provided, that Indebtedness with respect to leases of the Material Real Estate Assets acquired in the WSI Acquisition, to the extent those leases are classified as Capital Leases under GAAP, shall be excluded in the calculation of Consolidated Total Debt.

Except as expressly provided herein, the Credit Agreement and the other Credit Documents shall continue in full force and effect, this extension letter shall not be deemed to be a waiver or amendment of, or a consent to departure from, any other provision of the Credit Agreement or any other Credit Document. Without limiting the foregoing, the Administrative Agent and Lenders expressly reserve all of their rights, powers, privileges and remedies under the Credit Agreement, the other Credit Documents and applicable law. This letter is a Credit Document. This letter agreement shall be governed by, and construed in accordance with the internal laws of the State of New York. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts; each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

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Very truly yours,

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent

By:	/s/ Justin Betzen
Name: Justin Betzen
Title: Authorized Signatory

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC., as Lender

By:	/s/ Justin Betzen
Name: Justin BetzenName:
Title: Authorized SignatoryTitle:

Extension Letter (June 2017)

Acknowledged and agreed:

HERE TO SERVE – MISSOURI WASTE DIVISION, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

MERIDIAN WASTE SOLUTIONS, INC.

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Chief Executive Officer

HERE TO SERVE – GEORGIA WASTE DIVISION, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

MERIDIAN WASTE OPERATIONS, INC..

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	President

MERIDIAN LAND COMPANY, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

CHRISTIAN DISPOSAL, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

FWCD, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

Extension Letter (June 2017)

THE CFS GROUP, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

THE CFS GROUP DISPOSAL & RECYCLING SERVICES, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

RWG5, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeff S Cosman
Title:	Manager

MERIDIAN WASTE MISSOURI, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

MERIDIAN INNOVATIONS, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

Extension Letter (June 2017)